UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

October 7, 2019

Date of Report

(Date of earliest event reported)

NF ENERGY SAVING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-50155	02-0563302
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

390 Qingnian Avenue, Heping District Shenyang, P.R. China 110015
(Address of principal executive offices and zip code)

(8624) 8563-1159
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value	BIMI	NASDAQ Stock Market

Section 2 – Financial Information

Item 2.01. Completion of Acquisition or Disposition of Assets.

As previously disclosed, on April 11, 2019, the Registrant entered into a stock purchase agreement (the “Agreement”) with Lasting Wisdom Holdings Limited, a company organized under the laws of the British Virgin Islands, PUKUNG LIMITED, a company organized under the laws of Hong Kong, Beijing Xin Rong Xin Industrial Development Co., Ltd., a company organized under the laws of the PRC, Boqi Zhengji Pharmacy Chain Co., Ltd. a company organized under the laws of the PRC (“BOQI”) and several additional individual sellers listed in the Agreement.

The aggregate purchase price for the shares of BOQI (or BOQI’s parent) consists of a cash consideration of RMB 40,000,000 and up to 1,500,000 shares of common stock of the Registrant.

The Registrant previously issued 500,000 shares of its common stock in accordance with the Agreement. On October 7, 2019, the Registrant issued an additional 1,000,000 shares to Yu Zhang in accordance with the Agreement, as part of the post-closing consideration.

The foregoing description is qualified in its entirety by reference to the full text of the Agreement, which has  been filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K dated April 19, 2019 and is incorporated in this Report by reference.

Item 3.02 Unregistered Sale of Equity Securities.

The information required to be reported under this Item is incorporated by reference to Item 2.01 of this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 11, 2019	NF ENERGY SAVING CORPORATION.
(Registrant)

	By:	/s/ Tiewei Song
Tiewei Song
Chief Executive Officer